UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2009

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 7, 2009, Bank of America Corporation (the “Registrant”) announced the results of the Federal Reserve’s stress test and simultaneously indicated that it was seeking to end negotiations and terminate its term sheet with respect to the proposed guarantee of approximately $118 billion in capital market assets by the U.S. Treasury. A copy of the news release announcing these developments and certain supplemental information used in connection with an investor conference call held to discuss these announcements are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The Registrant has not commenced an exchange offer for any of its preferred stock at this time. In connection with the commencement of any such exchange offer, the Registrant will file a Tender Offer Statement on Schedule TO with the SEC. Holders of securities subject to any such exchange offer should read the Tender Offer Statement on Schedule TO and other related materials, if and when those materials become available, because they will contain important information about such exchange offer. Investors will be able to obtain free copies of the Tender Offer Statement on Schedule TO (if and when available) and other documents filed with the SEC by the Registrant through the SEC’s website at http://www.sec.gov. In addition, investors can obtain free copies of the Tender Offer Statement on Schedule TO (if and when available) by directing a request to: Bank of America Corporation, Corporate Treasury—Securities Administration, at 1-704-386-5681.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	News Release dated May 7, 2009

99.2	Certain supplemental information prepared for use on May 7, 2009 in connection with investor conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner Associate General Counsel

Dated: May 7, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	News Release dated May 7, 2009

99.2	Certain supplemental information prepared for use on May 7, 2009 in connection with investor conference call